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                                                                   EXHIBIT 3.12

                            CERTIFICATE OF AMENDMENT
                                       OF
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               WATERS CORPORATION

     WATERS CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE (THE "CORPORATION"), DOES HEREBY CERTIFY, PURSUANT TO
SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, THAT:

     FIRST: THE NAME OF THE CORPORATION IS WATERS CORPORATION.

     SECOND: THE CERTIFICATE OF INCORPORATION OF THE CORPORATION WAS ORIGINALLY FILED WITH THE SECRETARY OF STATE OF DELAWARE ON DECEMBER 6, 1991.

     THIRD: THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE CORPORATION IS FURTHER AMENDED TO EFFECT A CHANGE IN ARTICLE FOURTH THEREOF, RELATING TO THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION. ACCORDINGLY THE FIRST PARAGRAPH OF ARTICLE FOURTH OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

          THE TOTAL NUMBER OF SHARES OF ALL CLASSES WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS TWO HUNDRED FIVE MILLION (205,000,000) SHARES, ALL WITH A PAR VALUE OF ONE CENT ($.01) PER SHARE, OF WHICH FIVE MILLION (5,000,000) SHARES SHALL BE DESIGNATED AS PREFERRED STOCK, AND TWO HUNDRED MILLION (200,000,000) SHARES SHALL BE DESIGNATED AS COMMON STOCK.

     FOURTH: THIS AMENDMENT OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION HAS BEEN DULY ADOPTED BY THE VOTE OF THE BOARD OF DIRECTORS OF THE CORPORATION, AT A DULY CALLED REGULAR MEETING OF THE BOARD, AND THEREAFTER DULY ADOPTED BY THE VOTE OF THE CORPORATION'S STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS.

     FIFTH: THIS AMENDMENT HAS BEEN DULY ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.


     IN WITNESS WHEREOF, WATERS CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY PHILIP S. TAYMOR, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AND ATTESTED BY VICTOR J. PACI, ITS SECRETARY, AS OF THIS 27TH DAY OF JULY, 2000.

                                        WATERS CORPORATION

                                        BY: /s/ PHILIP S. TAYMOR
                                            -----------------------
                                        SENIOR VICE PRESIDENT AND
                                        CHIEF FINANCIAL OFFICER

ATTEST:

BY: /s/ VICTOR J. PACI
    ---------------------
    SECRETARY